 Exhibit 99.1

DatChat Publishes Strong Growth Metrics for its Habytat Metaverse

Company sees 1,200 to 2,500 new members joining Habytat daily

New users receive free NFT deeded properties and houses; mobile app now available in the Apple App Store and Google Play

New Brunswick, NJ – August 09, 2023 – DatChat (Nasdaq: DATS), a private messaging, social media and metaverse company, is pleased to announced that it has published its daily landowner statistics on the Habytat.com website to provide a transparent view of the community’s growth and progress. For the month of August 2023, the Company’s Habytat, reached over 45,000 users as of 08/08/23, adding between 1,200 to 2,500 new members daily. The Company launched Habytat version 1.0 in May 2023 and its soon-to-be-launched Version 2.0 will include a full VR experience, AI Pets with an interactive dog park, and a Music District.

Habytat is an open mobile metaverse that offers users free NFT-deeded properties and houses in Geniuz City, the first residential area modeled after Miami’s Wynwood arts district. Users can visit art galleries, explore the town, interact with others, take selfies with famous landmarks, customize their properties and enjoy the experiences that its community has to offer.

Habytat’s metaverse offers an experience for first-time users and average consumers—the ability to step into the metaverse and experience the value it has to offer. Currently, the Company has provided free NFT-deeded properties to all users, with other releases soon to be launched.

“The growth of our community is a testament to the allure of our immersive digital landscape, the value proposition to our members, and the easy access to our metaverse straight from your mobile device,” said DatChat CEO Darin Myman. “Our developers are ramping up the offerings in Habytat and we know this will serve as a solid foundation as we see foresee mass adoption, which will allow us to capitalize on the growth by adding additional products in the coming months.”

About Habytat

Habytat by SmarterVerse, a subsidiary of DatChat Inc., is a metaverse platform and privacy-first social network. By dramatically lowering the financial and technical barriers to entry to the metaverse, Habytat is democratizing access to the digital realm and giving users a remarkable opportunity to co-create community, business and life together. Built on SmarterVerse Holding’s patented privacy technology, Habytat grants users complete control over their data, creating a social network users can trust. Learn more at habytat.io.

About DatChat Inc.

DatChat Inc. is a secure messaging, metaverse, and social media company that not only focuses on protecting privacy on personal devices, but also protects user information after it is shared with others. The DatChat Messenger & Private Social Network presents technology that allows users to change how long their messages can be viewed before or after users send them, prevents screenshots, and hides encrypted photos in plain sight on camera rolls. DatChat’s patented technology offers users a traditional texting experience while providing control and security for their messages. With the DatChat Messenger, a user can decide how long their messages last on a recipient’s device, while feeling secure that at any time, they can delete individual messages or entire message threads, making it like the conversation never happened.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the SEC, not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

CONTACT

ir@datchats.com

800-658-8081